FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

JENSEN INVESTMENT MANAGEMENT, INC.

THIS FIRST AMENDMENT dated as of October 23, 2019, to the Investment Advisory Agreement, dated as of February 28, 2018 (the “Agreement”), entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and JENSEN INVESTMENT MANAGEMENT, INC. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Jensen Global Quality Growth Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Jensen Global Quality Growth Fund, to be effective at the time the Jensen Global Quality Growth Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	JENSEN INVESTMENT MANAGEMENT, INC.
on behalf its series listed on Amended Schedule A

By:     /s/ John P. Buckel        By:     /s/ Gabriel L. Goddard
Name:     John P. Buckel    Name:    Gabriel L. Goddard
Title:     President    Title:    Managing Director

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

JENSEN INVESTMENT MANAGEMENT, INC.

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Jensen Quality Value Fund	0.65%
Jensen Global Quality Growth Fund	0.75%

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